Exhibit 99.1

Marvell Completes Divestiture of Wi-Fi

Connectivity Business to NXP

Updates Revenue Guidance to Reflect Recent Transactions

SANTA CLARA, Calif. (December 6, 2019) – Marvell (NASDAQ: MRVL) today announced the completion of the sale of its Wi-Fi Connectivity business to NXP (NASDAQ: NXPI). The divestiture encompasses Marvell’s Wi-Fi and Bluetooth technology portfolios and related assets.

Updated Revenue Guidance

Marvell is updating its current quarter revenue guidance to reflect the Wi-Fi Connectivity business sale to NXP. The Company now anticipates fourth quarter FY20 revenue of $710 million +/- 3% vs. original guidance for $750 million +/- 3% as provided at the time of the third quarter earnings announcement on December 3, 2019.

About Marvell

Marvell first revolutionized the digital storage industry by moving information at speeds never thought possible. Today, that same breakthrough innovation remains at the heart of the company’s storage, processing, networking, security and connectivity solutions. With leading intellectual property and deep system-level knowledge, Marvell’s semiconductor solutions continue to transform the enterprise, cloud, automotive, industrial and consumer markets. To learn more, visit: https://www.marvell.com.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, but not limited to: the risk that the company may not realize the anticipated benefits of the acquisitions of Aquantia Corp. and the

Application Specific Integrated Circuit (ASIC) business of GLOBALFOUNDRIES and the divestiture of Marvell’s Wi-Fi Connectivity business to NXP (collectively, the “Transactions”); the effect of the consummation of the Transactions on the company’s business relationships, operating results, and business generally; potential difficulties in employee retention as a result of the Transactions; the ability of Marvell to successfully integrate operations and product lines related to the acquisitions; the ability of Marvell to implement its plans, forecasts, and other expectations with respect to the Transactions and realize the anticipated synergies and cost savings in the time frame anticipated or at all; the impact of international conflict and economic volatility in either domestic or foreign markets including risks related to trade conflicts, bans and tariffs; the risks associated with manufacturing and selling products and customers’ products outside of the United States; Marvell’s ability to define, design and develop products for the 5G market; Marvell’s ability to market its 5G products to Tier 1 infrastructure customers; the effects of transitioning to smaller geometry process technologies; the impact of any change in the income tax laws in jurisdictions where Marvell operates and the loss of any beneficial tax treatment that Marvell currently enjoys; the risk of downturns in the highly cyclical semiconductor industry; Marvell’s dependence upon the storage and networking markets, which are highly cyclical and intensely competitive; the outcome of pending or future litigation and legal and regulatory proceedings; Marvell’s dependence on a small number of customers; the impact and costs associated with changes in international financial and regulatory conditions; Marvell’s ability and the ability of its customers to successfully compete in the markets in which it serves; Marvell’s reliance on independent foundries and subcontractors for the manufacture, assembly and testing of its products; Marvell’s ability and its customers’ ability to develop new and enhanced products and the adoption of those products in the market; decreases in gross margin and results of operations in the future due to a number of factors; Marvell’s ability to estimate customer demand and future sales accurately; Marvell’s ability to scale its operations in response to changes in demand for existing or new products and services; risks associated with acquisition and consolidation activity in the semiconductor industry; the effects of any other potential acquisitions, divestitures or investments by Marvell; Marvell’s ability to protect its intellectual property; Marvell’s maintenance of an effective system of internal controls; severe financial hardship or bankruptcy of one or more of Marvell’s major customers; and other risks detailed in Marvell’s SEC filings from time to time. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in Marvell’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 2, 2019 as filed with the SEC on December 4, 2019, and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or publicly update any forward-looking statements.

For further information, contact:

Ashish Saran

Vice President, Investor Relations

408-222-0777

ir@marvell.com